EXHIBIT 99.1

INTERNET BRANDS, INC. REPORTS RECORD THIRD QUARTER 2008 FINANCIAL RESULTS

•                  Record revenues and Adjusted EBITDA of $26.9 million and $9.1 million

•                  Adjusted EBITDA increases 20% from third quarter of 2007

•                  Net income of $0.08 per share, excluding non-cash foreign currency loss

•                  Company re-affirms full year 2008 guidance

LOS ANGELES, CA (October 28, 2008) – Internet Brands, Inc. (NASDAQ: INET) today reported financial results for the three and nine months ended September 30, 2008.

Third Quarter Operating Results

Total revenues for the third quarter of 2008 were $26.9 million, a 10% increase from $24.5 million in the prior year period.

Consumer Internet revenues were $18.4 million in the third quarter of 2008, a 9% increase from $16.8 million in the prior year period.  Revenues grew due to increased advertising on both existing and acquired websites, partially offset by a reduction in spending from automotive dealers.

Licensing revenues were $8.5 million in the third quarter of 2008, an 11% increase from $7.6 million in the prior year period.  Revenues increased as a result of the development of new client accounts and the sale of additional services to existing clients within the Company’s Autodata division and continued organic growth from vBulletin.

Net income for the third quarter of 2008 was $2.6 million, or $0.06 per diluted common share.  Excluding a non-cash foreign currency translation loss of $1.2 million, a result of an extraordinary exchange rate movement for the quarter, net income would have been $3.8 million or $0.08 per share.

For the third quarter of 2008, Adjusted EBITDA increased 20% to $9.1 million from $7.6 million in the same period last year.  The Company defines Adjusted EBITDA as earnings before investment and other income, income taxes, depreciation and amortization and stock-based compensation.

EBITDA margins in the quarter increased to 33.8%, an expansion from 31.0% in the third quarter of 2007.  The Company’s EBITDA margins have increased sequentially throughout the year as a result of a shift of the Company’s business revenues from lower margin e-commerce revenues to higher margin advertising revenues.

Nine Months Ended 2008 Operating Results

Total revenues for the nine months ended 2008 were $77.1 million, a 19% increase from $65.0 million in the prior year period.

Consumer Internet revenues were $52.7 million for the nine months ended 2008, a 13% increase from $46.7 million in the prior year period.  Licensing revenues were $24.3 million for the nine months ended 2008, a 33% increase from $18.3 million in the prior year period. The increase was due to continued performance from the Company’s Autodata division, and organic growth from vBulletin, which the Company acquired in June 2007.

Net income for the nine months ended 2008 was $8.5 million, or $0.19 per diluted common share.  By comparison, the net loss in the prior year period was $2.5 million, or $0.06 per diluted common share.

For the nine months ended 2008, Adjusted EBITDA grew by 24% to $25.5 million from $20.5 million in the same period last year.

Third Quarter Key Metrics

•                  Total monthly unique visitors to the Company’s network of owned websites grew to 38.8 million in September 2008, a 45% increase from 26.7 million in September 2007.

•                  Total page views for the Company’s network of owned websites were 639 million in September 2008, an increase of 110% from 304 million in September 2007.

Q4 and Full Year 2008 Guidance

“We are pleased with our results and progress in the third quarter,” said Bob Brisco, CEO.   “Other than automotive e-commerce, virtually all aspects of our business grew substantially.  In looking ahead to the fourth quarter, we expect solid year over year revenues and EBITDA growth.  We are pleased to report that despite all of the economic turmoil this year, we remain on pace to deliver the results that we promised.”

The Company expects full year revenues will be approximately $104.5 to $106.0 million and EBITDA will be approximately $34.75 – $35.75 million, which results in expected year over year EBITDA growth of 24% to 28%.

Balance Sheet and Liquidity

As of September 30, 2008, the Company had $53.2 million of cash and investments, and no outstanding debt.

Net cash provided by operating activities during the first nine months of 2008 was $23.3 million compared to $24.7 million in the prior year.

On October 7, 2008, the Company entered into an agreement with Silicon Valley Bank that entitles the Company to borrow up to a $35 million revolving line of credit under a four year term.  The Company plans to use the credit facility for acquisitions starting in mid 2009.

Acquisitions

During the third quarter of 2008, the Company acquired 4 websites for an aggregate purchase price of approximately $10.7 million.  An additional acquisition was completed subsequent to the third quarter of 2008.  Of the 5 acquisitions, 3 are principal websites including two in Shopping and one in Careers.  We previously announced one of the acquisitions, DealLocker.com, in our Shopping category. Two significant website acquisitions, BensBargains.net and GrooveJob.com, will join the Company’s Shopping and Careers verticals, respectively.

BensBargains.net is a leading discount shopping website. The site lists deals, coupons, and special offers on a wide variety of products from hundreds of major retailers, with an emphasis on technology and electronics. The site includes an active discussion forum featuring user-contributed product reviews and buying advice.

GrooveJob.com is one of the largest job listings websites dedicated exclusively to part-time, seasonal, and hourly jobs. The site includes sections for teen jobs, student jobs, summer jobs, and internships for students in addition to an online job resource center that provides advice for job seekers.

“These sites strengthen our Careers and Shopping verticals,” said Brisco. “They are solid leaders in their niche categories, and provide the Company with access to valuable, targeted new audiences and advertising opportunities.”

For the nine months ended 2008, the Company completed 25 website-related acquisitions for an aggregate purchase price of approximately $59.9 million.  The financial impact of these acquisitions is included in the Company’s 2008 business outlook.

Non-GAAP Financial Measures

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure.  The Company defines EBITDA as net income before (a) investment and other income; (b) income tax provision (benefit); and (c) depreciation and amortization. The Company defines Adjusted EBITDA as a further adjustment of EBITDA to exclude share-based compensation expense related to the Company’s grant of stock options and other equity instruments.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company’s operating performance because they assist in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income and Adjusted EBITDA for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(unaudited)

Net income (loss)	$2,562	$4,237	$8,505	$(2,457)
Provision for income taxes	1,026	2,953	5,307	8,319
Depreciation and amortization	3,675	2,441	9,792	5,531
Stock-based compensation	665	145	1,872	14,822
Investment and other (income) expense	1,137	(2,189)	(3)	(5,751)

Adjusted EBITDA	$9,065	$7,587	$25,473	$20,464

Conference Call and Webcast

The Company will host a conference call to discuss its third quarter 2008 financial results beginning at 4:30 pm ET (1:30 pm PT), today, October 28, 2008.  Participants may access the call by dialing 800-762-8779 (domestic) or 480-629-9041 (international). In addition, the call will be broadcast live over the Internet hosted at the Investor Relations section of the Company’s website at www.internetbrands.com and will be archived online within one hour of the completion of the conference call.  A telephone replay will be available through November 11, 2008. To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international), passcode 3930331.

About Internet Brands, Inc.

Los Angeles-based Internet Brands, Inc. (NASDAQ:INET) is a leading Internet media company that operates community and e-commerce web sites in automotive, careers, home, shopping and travel and leisure categories. With a flexible and scalable platform, Internet Brands operates a rapidly growing network of more than 200 websites, 78 of which each receive more than 100,000 monthly unique visitors.

Safe Harbor Statement

This press release includes forward-looking information and statements, including but not limited to its 2008 business outlook, management comments and guidance, that are subject to risks and uncertainties that could cause actual results to differ materially.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  These risks, uncertainties, assumptions and other important factors include, but are not limited to, our pursuit of an acquisition-based growth strategy entailing significant execution, integration and operational risks, the impact of the recent downturn in the economy and the automotive industry in particular on our revenues from automotive dealers and manufacturers, our ability to compete effectively against a variety of Internet and traditional offline competitors, and our reliance on the public to continue to contribute content without compensation to our websites that depend on such content.  These and other risks are described more fully in our Annual Report on Form 10-K for the annual period ended December 31, 2007, filed with the U.S. Securities and Exchange Commission (SEC) on March 12, 2008, our Quarterly Report on Form 10-Q for the period ended March 31, 2008 filed with the SEC on May 8, 2008 and our Quarterly Report on Form 10-Q for the period ended June 30, 2008 filed with the SEC on August 7, 2008.  You should consider these factors in evaluating forward-looking statements.  For additional information regarding the risks related to our business, see our prospectus in the Registration Statement, and other related documents, that we have filed with the SEC.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  All information provided in this release is as of October 28, 2008 and should not be unduly relied upon because we undertake no duty to update this information.

Contact:	Andrew Greenebaum / Laura Foster
ICR, Inc.
agreenebaum@icrinc.com; lfoster@icrinc.com
(310) 954-1100

###

INTERNET BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007
	Unaudited
ASSETS

Current assets
Cash and cash equivalents	$24,939	$31,780
Accounts receivable, less allowances for doubtful accounts of $1,320 and $1,139 at September 30, 2008 and December 31, 2007, respectively	18,273	15,470
Investments, available for sale	28,236	64,864
Deferred income taxes	9,717	9,717
Prepaid expenses and other current assets	825	1,521
Total current assets	81,990	123,352

Property and equipment, net	11,426	7,575
Goodwill	199,836	150,863
Intangible assets, net	26,447	18,264
Deferred income taxes	56,833	61,714
Other assets	905	1,660

Total assets	$377,437	$363,428

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$15,224	$14,038
Deferred revenue	8,812	8,846
Total current liabilities	24,036	22,884

Stockholders’ equity

Common stock, Class A, $.001 par value; 125,000,000 shares authorized and 40,947,852 and 40,177,834 issued and outstanding at September 30, 2008 and December 31, 2007, respectively	41	40

Common stock, Class B, $.001 par value; 6,050,000 authorized and 3,025,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	3	3

Additional paid-in capital	607,029	604,003
Accumulated deficit	(253,472)	(261,977)
Stockholder note receivable	—	(16)
Accumulated other comprehensive loss	(200)	(1,509)
Total stockholders’ equity	353,401	340,544

Total liabilities and stockholders’ equity	$377,437	$363,428

INTERNET BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Consumer Internet	$18,364	$16,845	$52,743	$46,678
Licensing	8,489	7,617	24,315	18,320
Total revenues	26,853	24,462	77,058	64,998

Costs and operating expenses
Cost of revenues	6,658	6,005	17,603	17,266
Sales and marketing (1)	5,155	5,715	16,502	13,807
Technology (1)	2,610	1,535	6,363	6,235
General and administrative(1)	4,030	3,765	12,989	22,048
Depreciation and amortization of intangibles	3,675	2,441	9,792	5,531
Total costs and operating expenses	22,128	19,461	63,249	64,887

Income from operations	$4,725	$5,001	$13,809	$111
Investment and other income (expense)	(1,137)	2,189	3	5,751
Income before income taxes	3,588	7,190	13,812	5,862
Provision for income taxes	(1,026)	(2,953)	(5,307)	(8,319)
Net income (loss)	$2,562	$4,237	$8,505	$(2,457)

Basic net income (loss) per share	$0.06	$0.11	$0.20	$(0.06)
Diluted net income (loss) per share	$0.06	$0.10	$0.19	$(0.06)

Weighted average number of shares - Basic	43,059,161	39,210,803	42,952,105	39,192,924
Weighted average number of shares - Diluted	45,046,551	42,516,152	45,024,356	39,192,924

Stock-based compensation expense by function (1)
Sales and marketing	$87	$12	$213	$1,178
Technology	41	3	92	295
General and administrative	537	130	1,567	13,349
	$665	$145	$1,872	$14,822

(1)           Operating expenses for the three and nine months ended September 30, 2008 and 2007 include stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R) (revised 2004), “Share-Based Payment” (SFAS 123(R)), which the Company adopted on January 1, 2006.

INTERNET BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net income (loss)	$8,505	$(2,457)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,792	5,531
Provision for bad debts	1,055	9
Stock based compensation	1,872	14,822
Benefit from deferred income taxes	5,166	7,602
Unrealized loss on investments	243	—
Realized gain on sale of investments	(25)	—
Amortization of premium on investments	(639)	(529)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(4,244)	1,682
Prepaid expenses and other current assets	692	(426)
Other assets	(756)	55
Accounts payable and accrued expenses	1,171	(2,496)
Deferred revenue	505	956
Net cash provided by operating activities	23,337	24,749

Cash flows from investing activities
Purchases of property and equipment	(2,252)	(1,545)
Capitalized internal use software costs	(4,011)	(1,443)
Purchases of investments	(73,341)	(42,013)
Proceeds from investments	110,131	91,879
Acquisitions, net of cash acquired	(63,236)	(85,764)
Net cash used in investing activities	(32,709)	(38,886)

Cash flows from financing activities
Issuance of common stock	1,250	—
Proceeds from issuance of common stock and exercise of stock options	386	394
Deferred initial public offering costs	(176)	—
Repurchases of restricted common stock	(66)	—
Collections on stockholder notes receivable	—	339
Net cash provided by financing activities	1,394	733
Effect of exchange rate changes on cash and cash equivalents	1,137	1,811
Net decrease in cash and cash equivalents	(6,842)	(11,593)

Cash and cash equivalents
Beginning of period	31,780	43,661
End of period	$24,939	$32,068

Supplemental schedule of non-cash consolidated cash flow information:
Adjustment to retained earnings related to the liability for uncertain tax positions	$—	$126
Notes receivable paid with exchange of common stock	$—	$2,412
Cash paid for income taxes	$463	$—